Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by Registrant  X
Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement

  X  Definitive Proxy Statement

     Definitive Additional Materials

     Soliciting Material Pursuant to Paragraph 240.14a-11(c) or 240.14a-12

Sterling Financial Corporation
(Name of Registrant as Specified In Its Charter)

John E. Stefan
(Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

  X $125 per Exchange Act Rules O-11(c)(1)(ii), 14-6(i)(1), or 14a-6(j)(2).

     $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6 (i)(3).

                                                               March 28, 1995



Dear Shareholder:

     The 1995 Annual Meeting of Shareholders of Sterling Financial Corporation (the "Corporation") will be held at 9:00 a.m. on Friday, April 28, 1995, at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania. You are cordially invited to attend the Annual Meeting as well as a breakfast buffet which will be held in the Palm Court at the Resort and Conference Center at 8:00 a.m.

     In addition to the election of four Class 1 Directors, one Class 2 Director and one Class 3 Director, shareholders are being asked to consider the proposal to ratify the selection of Trout, Ebersole & Groff as the Corporation's certified public accountants. The formal Notice of Annual Meeting, Proxy Statement and Proxy card are enclosed herewith. The 1994 Annual Report of Sterling Financial Corporation is also enclosed. I hope you will take the opportunity to review the material contained in the Annual Report, which reflects a successful year in 1994.

     It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. I urge you to sign and date the enclosed Proxy and return it in the enclosed envelope as soon as possible. If you do attend the meeting and wish to vote in person, you must give written notice to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.


     Please indicate on the enclosed business reply card whether or not you plan to attend the breakfast and return it to Sterling Financial Corporation.

     I look forward to seeing you at the breakfast and Annual Meeting.


                                        Sincerely,

                                        John E. Stefan
                                        John E. Stefan
                                        Chairman of the Board,
                                        President and Chief Executive Officer


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 1995




TO THE SHAREHOLDERS OF STERLING FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the regular Annual Meeting of the shareholders of Sterling Financial Corporation (the "Corporation") will be held at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania, on Friday, April 28, 1995 at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:


     1. ELECTION OF DIRECTOR.   To elect one Class 2 director to serve for a
        one-year term until his/her successor is elected and qualified.


     2. ELECTION OF DIRECTOR. To elect one Class 3 Director to serve for a two-year term until his/her successor is elected and qualified.


     3. ELECTION OF DIRECTORS. To elect four Class 1 directors to serve for a three-year term until their successors are elected and qualified.


     4. SELECTION OF AUDITORS. To ratify the selection of Trout, Ebersole & Groff as the corporation's independent certified public accountants for the year ending December 31, 1995.


     5. OTHER BUSINESS. To consider and vote upon such other business as may properly be brought before the meeting and any adjournment thereof.


     Only those shareholders of record at the close of business on March 14, 1995, shall be entitled to notice of and to vote at the meeting.

     It is requested that you promptly sign the enclosed Proxy and return it in the enclosed postpaid envelope. You are cordially invited to attend the meeting. Your Proxy is revocable and may be withdrawn at any time by giving written notice to the Secretary of the Corporation before it is voted at the meeting or by executing a later dated Proxy and giving written notice to the Secretary of the Corporation.

     A copy of the 1994 Annual Report of Sterling Financial Corporation is enclosed.



                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          John E. Stefan
                                          Chairman of the Board,
                                          President and Chief Executive
                                          Officer


Lancaster, Pennsylvania
March 28, 1995

PROXY STATEMENT

Dated and to be mailed March 28, 1995

STERLING FINANCIAL CORPORATION
525 GREENFIELD ROAD
P.O. BOX 10608
LANCASTER, PENNSYLVANIA  17605-0608
(717) 295-7551

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 1995

TABLE OF CONTENTS

GENERAL..................................................................1

  Introduction...........................................................1
  Date, Time and Place of Meeting........................................1
  Shareholders Entitled to Vote..........................................1
  Purpose of Meeting.....................................................1
  Solicitation of Proxies................................................1
  Revocability and Voting of Proxies.....................................1
  Voting of Shares and Principal Holders Thereof.........................2
  Shareholder Proposals..................................................3
  Recommendations of the Board of Directors..............................3

INFORMATION CONCERNING ELECTION OF DIRECTORS.............................4

  General Information....................................................4
  Information about Nominees and Continuing Directors....................5
  Meetings and Committees of the Board of Directors......................8
  Officers and Executive Officers........................................9
  Executive Compensation................................................10
  Compensation of Directors.............................................10
  Transactions with Directors and Executive Officers....................15

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934....15

RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...16

ADDITIONAL INFORMATION..................................................16

OTHER MATTERS...........................................................16


GENERAL


Introduction

     On June 30, 1987, The First National Bank of Lancaster County became a wholly-owned subsidiary of Sterling Financial Corporation (the "Corporation"), a Pennsylvania business corporation based in Lancaster, Pennsylvania and organized for the purpose of becoming a bank holding company. As of that date, the shareholders of The First National Bank of Lancaster County became shareholders of Sterling Financial Corporation. At the same time, The First National Bank of Lancaster County changed its name to Bank of Lancaster County, N.A. (hereinafter referred to as "Bank of Lancaster County"). The meeting to which this Proxy Statement relates will be the eighth Annual Meeting of the shareholders of Sterling Financial Corporation.

     The principal executive office of the Corporation is located at 525 Greenfield Road, P.O. Box 10608, Lancaster, Pennsylvania 17605-0608. The telephone number for the Corporation is (717) 295-7551. All inquiries should be directed to Ronald L. Bowman, Vice President/Secretary of the Corporation.

Date, Time and Place of Meeting

     The regular Annual Meeting of the shareholders of Sterling Financial Corporation will be held on Friday, April 28, 1995 at 9:00 a.m. at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania.

Shareholders Entitled to Vote

     Shareholders of record at the close of business on March 14, 1995 shall be entitled to vote at the meeting.

Purpose of Meeting

     The shareholders will be asked to consider and vote upon the following matters at the meeting: (1) to elect one Class 2 director to serve for a one-year term, (2) to elect one Class 3 director to serve for a two-year term, (3) to elect four Class 1 directors to serve for a three-year term, (4) to vote upon a proposal to ratify the selection of Trout, Ebersole & Groff as the Corporation's independent certified public accountants for the year ending December 31, 1995, and (5) to consider and vote upon such other business as may be properly brought before the meeting and any adjournment thereof.

Solicitation of Proxies

     This Proxy Statement and the enclosed form of proxy (the "Proxy")are being furnished to shareholders of the Corporation on or about March 28, 1995 in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Sterling Financial Corporation for use at the Annual Meeting of shareholders to be held at 9:00 a.m. on Friday, April 28, 1995, and any adjournments or postponements thereof.

     The expense of soliciting proxies will be borne by Sterling Financial Corporation. In addition to the use of the mails, directors, officers and employees of Sterling Financial Corporation and the Bank of Lancaster County may, without additional compensation, solicit proxies personally, by telephone, by telegraph, or by telecopier.

Revocability and Voting of Proxies

     The execution and return of the enclosed Proxy will not affect a shareholder's right to attend the meeting and to vote in person. Any Proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Ronald L. Bowman, Vice President/Secretary of Sterling Financial Corporation, or by executing a later dated Proxy and giving written notice thereof to the Secretary of the Corporation at any time before the Proxy is voted at the meeting. Unless revoked, any Proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the Proxy. In the absence of instructions, all Proxies will be voted FOR the election of the six nominees identified in this Proxy Statement and FOR the proposal to ratify the selection of independent certified public accountants for the year ending December 31, 1995. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, any Proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Sterling Financial Corporation.

     Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan will be voted by the Plan Agent in accordance with the instructions of each shareholder as set forth in his Proxy. If a shareholder who participates in the Dividend Reinvestment and Stock Purchase Plan does not return a Proxy, the shares held for his account by the Plan Agent will not be voted.

     Shares held for the account of employees who participate in the Employees Stock Plan will be voted by the Plan Trustee in accordance with the instructions of each participant as set forth in the separate Proxy sent to him with respect to his Employees Stock Plan shares. Shares with respect to which a separate Employees Stock Plan Proxy is not returned will be voted by the Plan Trustee in the same proportion as shares with respect to which voting instructions have been received.

Voting of Shares and Principal Holders Thereof

     At the close of business on March 14, 1995, which is the record date for determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof, the Corporation had outstanding 5,900,250 shares of common stock, par value $5.00 per share (the "Common Stock"). There is no other class of stock authorized or outstanding. As of the record date, 97,276 shares of Common Stock were held by the Trust Department of the Bank of Lancaster County as sole fiduciary, which shares represent in the aggregate approximately 1.65 percent of the shares outstanding and will be voted FOR the election of the six nominees identified in this Proxy Statement and FOR the proposal to ratify the selection of independent certified public accountants.

     A majority of the outstanding Common Stock present in person or by Proxy constitutes a quorum for the conduct of business. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of shares is required by law or under the Articles of Incorporation or Bylaws of the Corporation. In the case of the election of directors, the candidates receiving the greatest number of votes shall be elected to the Board of Directors. A majority of the votes cast at a meeting at which a quorum is present is required in order to ratify the selection of auditors.

     Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the six nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders on such a matter is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.

     To the knowledge of the Corporation, no person owned of record or beneficially on February 28, 1995 more than five percent of the outstanding Common Stock, except as follows:

                      Name and Address           Amount and
                        of Beneficial        Nature of Beneficial     Percent
Title of Class              Owner                 Ownership           of Class

Common Stock,         Howard E. Groff
$5.00 par value       111 E. State Street
per share             Quarryville, PA 17566         682,093(1)          11.56%


Common Stock,         Bank of Lancaster
$5.00 par value       County Employees Stock
per share             Plan c/o Trust
                      Department
                      25 N. Duke Street
                      Lancaster, PA  17602          489,518(2)           8.30%

Footnotes

     1 Mr. Groff holds sole voting and investment power.

     2 Shares held for the account of Plan participants are voted by the Plan
       Trustee in accordance with the instructions given by the individual participants.

Shareholder Proposals

     Shareholder proposals intended to be presented at the 1996 Annual Meeting must be received at the administrative headquarters of Sterling Financial Corporation at 525 Greenfield Road, Lancaster, Pennsylvania not later than Thursday, November 30, 1995 in order to be included in the proxy statement and proxy form to be prepared by Sterling Financial Corporation in connection with the 1996 Annual Meeting.

Recommendations of the Board of Directors

     The Board of Directors recommends that the shareholders vote FOR the election of the six nominees identified in this Proxy Statement and FOR the proposal to ratify the selection of independent certified public accountants.

INFORMATION CONCERNING ELECTION OF DIRECTORS

General Information

     The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than one nor more than 25 persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors. The Bylaws further provide that the directors of each class shall be elected for a term of three years, so that the term of office of one class of directors shall expire at the Annual Meeting each year. Finally, the Bylaws provide that the number of directors in each class of directors shall be determined by the Board of Directors.

     A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the next Annual Meeting of the shareholders and until his/her successor is elected and shall have qualified. There is a mandatory retirement provision in the Bylaws which states that the office of a director shall be considered vacant at the Annual Meeting of shareholders next following his/her attaining the age of 70 years.

     The Board of Directors has presently fixed the number of directors at eleven. There are six directors whose terms of office will expire at the 1995 Annual Meeting. There are five continuing directors whose terms of office will expire at the 1996 or 1997 Annual Meeting. The Board of Directors proposes to nominate the following six persons for election to the Board of Directors for the terms specified:

      Nominee for                Nominee for               Nominees for
 Class 2 Director For a     Class 3 Director For a    Class 1 Directors For a
   Term of One Year           Term of Two Years         Term of Three Years

  Joan R. Henderson          J. Roger Moyer, Jr.      Richard H. Albright, Jr.
                                                        Howard E. Groff, Jr.
                                                           John E. Stefan
                                                            Glenn R. Walz


     Each of the above nominees is presently a director of Sterling Financial Corporation and also a director of the Bank of Lancaster County.

     In the event that any of the foregoing nominees are unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the management of Sterling Financial Corporation may recommend. However, the Board of Directors has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director if elected.

     Section 2.3 of the Bylaws of Sterling Financial Corporation requires that nominations, other than those made by or on behalf of the existing management of Sterling Financial Corporation, must be made in writing and must be delivered or mailed to the Chairman of the Board of Sterling Financial Corporation not less than 14 days nor more than 50 days prior to the date of the Annual Meeting; provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such nominations must be mailed or delivered to the Chairman of the Board of Sterling Financial Corporation not later than the close of business on the seventh day following the day on which notice of the meeting was mailed. The required notice must set forth the name, age, residential address and principal occupation of each nominee, as well as the name, residential address and number of shares of Sterling Financial Corporation common stock owned by the shareholder making the nomination and the number of shares to be voted for that nominee. The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the Bylaws and, if he determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded.

Information about Nominees and Continuing Directors

     Information concerning the six persons to be nominated for election to the Board of Directors of Sterling Financial Corporation at the 1995 Annual Meeting and concerning the five continuing directors is set forth in the table which appears below:

                          Principal Occu-
                          pation for the        Shares(2) of
                          Past 5 years and      Sterling Financial
                          Position held with    Corporation Common
                          the Corporation       Stock Beneficially     Percent
                Director  and Bank of           owned(3) as of            of
Name and Age    Since(1)  Lancaster County      February 28, 1995       Class

                   CLASS 2 - NOMINEE ONE YEAR TERM

Joan R. Henderson 1995    President, J.R.                  200          .003%
    (52)                  Henderson &
                          Associates, Inc.
                          (Corporate Event
                          Planning and
                          Fund Raising)

                   CLASS 3 - NOMINEE TWO YEAR TERM

J. Roger          1994    Executive Vice                29,443(4)        .50%
Moyer, Jr.                President and
    (46)                  Assistant Secretary
                          of Sterling Financial
                          Corporation since 1994;
                          Vice President from
                          1987 to 1994; and
                          Executive Vice President
                          and Assistant Secretary
                          of Bank of Lancaster
                          County since 1994;
                          Senior Vice President/
                          Chief Administrative
                          Officer from 1985 to 1994.


                   CLASS 1 - NOMINEES THREE YEAR TERM

Richard H.        1985    Dentist,                      29,455(5)        .50%
Albright, Jr.             Specialist,
    (52)                  Practice limited
                          to Orthodontics

Howard E.         1988    Vice President,               18,997(6)        .32%
Groff, Jr.                Howard E. Groff
    (48)                  Co. (fuel oil
                          sales and service)

                          Principal Occu-
                          pation for the        Shares(2) of
                          Past 5 years and      Sterling Financial
                          Position held with    Corporation Common
                          the Corporation       Stock Beneficially     Percent
                Director  and Bank of           owned(3) as of            of
Name and Age    Since(1)  Lancaster County      February 28, 1995       Class

John E. Stefan    1979    Chairman of the Board,       120,417(7)        2.04%
    (55)                  President and
                          Chief Executive
                          Officer of Sterling
                          Financial Corpor-
                          ation since 1994;
                          President and
                          Chief Executive
                          Officer from 1987 to
                          1994; and Chairman of
                          the Board, President
                          and Chief Executive
                          Officer of Bank of
                          Lancaster County since
                          1994; President and
                          Chief Executive Officer
                          from 1979 to 1994.

Glenn R. Walz     1988    President, Walz,               7,804(8)         .13%
    (48)                  Deihm, Geisenberger,
                          Bucklen & Tennis, P.C.
                          (Certified Public
                          Accountants)

     CLASS 2 - CONTINUING DIRECTORS

John E.           1968    Partner, Burkholder's         89,326(9)        1.51%
Burkholder                Quality Cars (auto sales);
    (62)                  Vice Chairman of the Board
                          of Sterling Financial
                          Corporation and Bank
                          of Lancaster County since 1994.


Calvin G. High    1976    Senior Vice President,        14,057(10)        .24%
    (62)                  High Industries, Inc.
                          (Real Estate and
                          Construction Group);
                          Partner, High Properties

E. Glenn Nauman   1976    Chairman of the Board,        32,838(11)        .56%
    (62)                  Nauman Construction
                          (building contractor)

                          Principal Occu-
                          pation for the        Shares(2) of
                          Past 5 years and      Sterling Financial
                          Position held with    Corporation Common
                          the Corporation       Stock Beneficially     Percent
                Director  and Bank of           owned(3) as of            of
Name and Age    Since(1)  Lancaster County      February 28, 1995       Class

                   CLASS 3 - Continuing Directors

Robert H.         1991    Retired Senior                 4,457(12)        .08%
Caldwell                  Executive Vice Pres-
    (64)                  ident and Director,
                          Armstrong World
                          Industries, Inc.
                          (manufacturer, build-
                          ing materials, home
                          furnishings and
                          industrial specialties)

J. Robert Hess    1971    President, B&E Realty;        81,645(13)       1.38%
    (64)                  President, Hessco
                          Construction Co.;
                          Partner, Sycamore
                          Industrial Park; Broker
                          and Partner, Kingsway
                          Realty

        FOOTNOTES

  (1)   Includes service as a director of Bank of Lancaster County.

  (2)   Rounded to the nearest whole share.

  (3) Beneficial ownership of shares of the common stock of Sterling Financial Corporation is determined in accordance with Securities and Exchange Commission Rule 13d-3(d)(1), which provides that a person shall be deemed to own any stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after March 14, 1995. Unless otherwise indicated in a footnote appearing below, all shares reported in the table above are owned directly by the reporting person.

  (4) Includes 21,226 shares held by Trustee under the Employee Stock Plan, 1,190 shares owned jointly with spouse, 157 shares owned directly by spouse, 940 shares owned as custodian for children, 122 shares owned directly by child and 5,148 shares owned directly by mother for whom Mr. Moyer holds power of attorney and with respect to which Mr. Moyer shares voting and investment power. Mr. Moyer disclaims beneficial ownership of shares owned directly by his child.

  (5) Includes 2,177 shares owned jointly with spouse, 9,094 shares owned directly by spouse and 4,336 shares owned by spouse as custodian for children.

  (6) Includes 3,650 shares owned directly by spouse and 8,357 shares owned as custodian for children.

  (7) Includes 39,575 shares held by Trustee under the Employees Stock Plan, 2,256 shares owned jointly with spouse, 43,680 shares owned directly by spouse, and 10,126 shares owned directly by child. Mr. Stefan disclaims beneficial ownership of shares owned directly by his spouse.

  (8) Includes 2,553 shares owned jointly with spouse, 1,646 shares owned directly by spouse and 670 shares owned as custodian for children.

  (9) Includes 10,174 shares owned jointly with spouse and 1,648 shares owned directly by child.

 (10)   Includes 10,947 shares owned jointly with spouse.

 (11) Includes 1,246 shares owned jointly with spouse, 24,940 owned directly by spouse and 812 shares owned directly by mother.

 (12)   Includes 521 shares owned directly by spouse.

 (13) Includes 32,048 shares owned jointly with spouse, 2,161 shares owned directly by spouse, 9,760 shares owned as custodian for children and 11,882 shares owned in trust for the benefit of grandchildren.

     As of February 28, 1995, Sterling Financial Corporation directors and officers, as a group, owned of record and beneficially 481,331 shares of Sterling Financial Corporation common stock, representing 8.16 percent of such shares then outstanding.

Meetings and Committees of the Board of Directors

     The Board of Directors of Sterling Financial Corporation has a standing Audit Committee but does not have a standing Nominating Committee or Compensation Committee. The Bank of Lancaster County has a standing Audit Committee and Compensation Committee. The Bank of Lancaster County does not have a standing Nominating Committee. The Compensation Committee of the Bank of Lancaster County has been acting on behalf of Sterling Financial Corporation and will continue to do so until a Sterling Financial committee is appointed.

     Members of the Audit Committee of Sterling Financial Corporation and the Bank of Lancaster County during 1994 were Richard H. Albright, Jr., Chairman, and Messrs. High, Nauman and Walz. The principal duties of the Audit Committee include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending annually to the Board of Directors the engagement of an independent certified public accountant. The Audit Committee met five times during 1994.

     Members of the Compensation Committee of the Bank of Lancaster County during 1994 were Robert H. Caldwell, Chairman and Messrs. Hess, High, Nauman and Walz. The principal duties of the Compensation Committee include the establishment of policies dealing with various compensation plans for the Bank of Lancaster County and the Corporation. In addition, the Committee makes recommendations to the Board with respect to the compensation paid to senior executives on a quarterly basis. The Committee also oversees personnel matters. The Compensation Committee met five times during 1994.

     The Board of Directors met 13 times during 1994. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the various committees of the Board of Directors on which they serve.

Officers and Executive Officers

     The following persons are the officers and executive officers of Sterling Financial Corporation:
                                         Office Held with the Corporation and
                                            Bank of Lancaster County and
      Name                    Age                  Term in Office

John E. Stefan                55        Chairman of the Board, President and
                                        Chief Executive Officer of Sterling
                                        Financial Corporation since 1994;
                                        President and Chief Executive Officer
                                        of Sterling Financial Corporation from
                                        1987 to 1994 and Chairman of the
                                        Board, President and Chief Executive
                                        Officer of the Bank of Lancaster
                                        County since 1994; President and Chief
                                        Executive Officer from 1979 to 1994.

J. Roger Moyer, Jr.           46        Executive Vice President and Assistant
                                        Secretary of Sterling Financial
                                        Corporation since 1994; Vice President
                                        of Sterling Financial Corporation from
                                        1987 to 1994 and Executive Vice
                                        President and Assistant Secretary of
                                        the Bank of Lancaster County since
                                        1994; Senior Vice President/Chief
                                        Administrative Officer from 1985 to
                                        1994.

Jere L. Obetz                 46        Vice President/Treasurer and Chief
                                        Financial Officer of Sterling
                                        Financial Corporation since 1994;
                                        Vice President of Sterling Financial
                                        Corporation from 1987 to 1994 and
                                        Senior Vice President/Chief Financial
                                        Officer of the Bank of Lancaster
                                        County since 1992.

Ronald L. Bowman              51        Vice President/Secretary of Sterling
                                        Financial Corporation since 1994;
                                        Secretary/Treasurer of Sterling
                                        Financial Corporation from 1987 to
                                        1994 and Vice President/Comptroller of
                                        the Bank of Lancaster County since
                                        1971.

Nancy H. Draude               37        Vice President of Sterling Financial
                                        Corporation since 1987 and Vice
                                        President/Marketing of the Bank of
                                        Lancaster County since 1984.

Beverly Wise Hill             35        Vice President of Sterling Financial
                                        Corporation since 1993 and Vice
                                        President/Human Resources of the Bank
                                        of Lancaster County since 1992;
                                        previously Senior Vice President of
                                        Fulton Financial Corp. from January
                                        1992 to December 1992 and Vice
                                        President/Director of Human Resources
                                        of Fulton Bank from January 1989 to
                                        January 1992.

Donald L. Neff                43        Vice President of Sterling Financial
                                        Corporation since 1988 and Senior
                                        Vice President/Operations of the Bank
                                        of Lancaster County since 1992.

Sharon K. Owens               34        Vice President of Sterling Financial
                                        Corporation since 1993; Director of
                                        Audit of Sterling Financial
                                        Corporation from 1989 to 1993 and
                                        Vice President/Audit of the Bank of
                                        Lancaster County since 1992.


William K. Poole              34        Vice President of Sterling Financial
                                        Corporation since 1994 and Vice
                                        President/Senior Commercial Loan
                                        Officer of the Bank of Lancaster
                                        County since 1991.


Executive Compensation

     The officers of Sterling Financial Corporation do not receive any additional compensation for their services as such, beyond the compensation paid to them as officers of the Bank of Lancaster County. Shown below is information concerning annual and longterm compensation for services in all capacities to the Corporation and to the Bank of Lancaster County for the fiscal years ended December 31, 1994, 1993 and 1992 to those persons who were, at December 31, 1994, (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Corporation to the extent that such person's annual salary and bonus exceeded $100,000:

     Summary Compensation Table

                                                        Long Term Compensation

                       Annual Compensation                   Awards    Payouts
                     -------------------------------     --------------
-------
Name and Principal                         Other Annual  Stock Options/ LTIP
All Other
Position             Year  Salary   Bonus  Compensation Awards  SARS   Payouts
Compensation(1)
------------------------------------------------------------------------------
-----------------
John E. Stefan       1994 $223,776 $38,738 $   ---        none   none    none
$3,894
 Chairman of the     1993  206,772  60,638     ---        none   none    none
6,221
 Board, President    1992  197,309  54,629  28,758(2)     none   none    none
5,243
 and Chief Executive
 Officer of Sterling
 Financial
 Corporation and
 Bank of Lancaster
 County, N.A.

J. Roger Moyer, Jr.  1994 $112,221 $20,378                none   none    none
$3,635
 Executive Vice      1993   95,937  27,611                none   none    none
3,116
 President of        1992   94,250  22,211                none   none    none
2,456
 Sterling Financial
 Corporation and
 Bank of Lancaster
 County, N.A.

David E. Blank (3)   1994 $ 90,168 $10,312                none   none   none
$2,832
 Senior Vice         1993   88,208  18,905                none   none   none
2,854
 President/          1992   84,877  19,991                none   none   none
2,237
 Residential Mortgage
 Lending of Bank of
 Lancaster County, N.A.

(1) Amounts shown represent distributions to Mr. Stefan, Mr. Moyer and Mr. Blank pursuant to the Employees Stock Plan performance incentive feature of the Plan as described on pages * and ** of this Proxy Statement.
(2) Amount listed for 1992 represents $13,697 for club fees, utilized by the Chief Executive Officer to promote the Bank of Lancaster County's marketing activities and $8,638 for a vehicle leased by the Bank of Lancaster County for the Chief Executive Officer's business use. Perquisites for 1994 and 1993 were less than 10% of annual salary and bonus reported for the named Executive Officer.
(3) Mr. Blank retired on December 30, 1994.

Board Compensation Committee Report on Executive Compensation

     The Board of Directors of Sterling Financial Corporation is responsible for the governance of the Corporation and its subsidiary, Bank of Lancaster County, N.A. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and its subsidiary. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Bank of Lancaster County, N.A., the wholly-owned bank subsidiary of the Corporation, provides compensation to the employees of the Corporation and the Bank.

    The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Compensation Committee comprised of five outside directors who are listed below. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Corporation, the results of which will be improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of our shares.

     The compensation of the Corporation's and Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the committee include the President and Chief Executive Officer and all other executive vice presidents, senior vice presidents and vice presidents of the organization. As a guideline for review in determining base salaries, the committee uses information composed of executive salaries from Pennsylvania banks with assets over $500 million, Northeast banks with assets from $500 million to $1.9 billion and National banks with assets from $500 million to $1 billion. Many of the local competitors, which are represented in the above peer groups, share similar performance results to the Bank of Lancaster County, N.A. These peer group banks have been utilized because of common industry issues and competition for the same executive talent group. The peer group used as a guideline for review in determining executive compensation is not the same peer group as appearing in the Shareholder Return Performance Graph.

     The Compensation Committee does not deem Section 162(m) of the Internal Revenue Code (the "IRC") to be applicable to the Corporation at this time.
The Compensation Committee intends to monitor the future application of
Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Compensation Committee to amend the Corporation's compensation plans to preserve the deductibility of the compensation payable to executive officers under such plans.

CEO Compensation

     The Board of Directors has determined that the CEO's 1994 compensation of $262,514, comprised of $223,776 in base annual salary and $38,738 in bonus, is appropriate in light of the following 1994 Corporation performance accomplishments: (1) a 6.1% increase in net income; (2) a 15.47% return on equity; and (3) a 7.70% increase in assets. Since the Corporation has performed so well compared to its peer group, the CEO's base salary represents a 8.2% increase over the previous year. The bonus, however, decreased by 36.1% over 1993 since certain performance objectives set forth in the beginning of the year were not attained.

     There is, however, no direct correlation between the CEO's compensation, the CEO's increase in compensation and any of the above criteria, nor is there any weight given by the committee to any of the above specified individual criteria. Such increase in the CEO's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

Executive Officers

     The Board of Directors has established that the base salaries of the Corporation's and the Bank's executive officers will increase by 10.1% over last year. Compensation increases were determined by the committee based on its subjective analysis of the individual's contribution to the Corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers among numerous factors the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees' compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, it deems relevant.

     In addition to base salary, executive officers of the Corporation and the Bank may participate currently in the following annual and long-term incentive plans:
     Bank of Lancaster County, N.A.
     Employee Stock Plan

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to the Corporation's success. Individuals are reviewed annually on an anniversary year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry, as well as those within our reasonable market area. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.

                                Compensation Committee
                                Robert H. Caldwell, Chairman
                                J. Robert Hess
                                Calvin G. High
                                E. Glenn Nauman
                                Glenn R. Walz

Shareholder Return Performance Graph

     Set forth below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1990 and ending December 31, 1994. The shareholder return shown on the graph below is not necessarily indicative of future performance.



Comparison of Five-Year Cumulative Total Return

Sterling Financial Corporation Common Stock, S&P 500 & Peer Group Indices



 ACNB Corp.                100.00  127.08  146.16   198.98   290.58   226.15
 CNB Financial Corp.       100.00   83.40   86.04    89.79    93.53   122.23
 Citizens & Northern Corp. 100.00   98.23  104.03   110.35   182.05   201.80
 Drovers Bancshares Corp.  100.00   73.79   76.63   100.91   129.65   136.18
 First West Chester Corp.  100.00   69.05   81.31    89.69    96.81   100.84
 Franklin Financial
   Services Corp.          100.00   89.99   85.39    99.05   156.17   157.94
 Hanover Bancorp Inc.      100.00   93.94   97.90   150.84   227.99   271.65
 Penn Security Bank
   & Trust Co.             100.00   95.95   89.89    99.50   132.79   171.71
 Penns Woods Bancorp Inc.  100.00  106.78  106.93   121.30   219.12   262.49
 PennRock Financial
   Services Corp.          100.00   94.60  107.97   140.47   206.49   304.25


 Peer Group Total        1,000.00  932.81  982.25 1,200.88 1,735.18 1,955.24
 Peer Group Index          100.00   93.28   93.28   120.09   173.52   195.52


 Sterling Financial Corp.  100.00  104.34  107.09   162.67   256.81   339.29


 S & P 500                 353.40  330.22  417.09   435.71   466.45   459.27
 S & P 500 Index           100.00   93.44  118.02   123.29   131.99   129.96


(1) The Peer Group for which information appears above includes the following companies: ACNB Corporation; CNB Financial Corporation; Citizens and Northern Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Penn Security Bank and Trust Company; Pennrock Financial Services; Sterling Financial Corporation; Franklin Financial; Hanover Bancorp, Inc.; and Penns Woods Bancorp, Inc. These companies were selected based on four criteria: total assets between $150 million and $650 million; market capitalization greater than $25 million; headquarters located in Pennsylvania; and not quoted on NASDAQ. This is the same Peer Group as 1993.

Employees Stock Plan

     The Bank of Lancaster County maintained during 1994 an Employees Stock Plan (the Plan) which was approved by the shareholders in 1982. Substantially all Plan assets are invested in Sterling Financial Corporation common stock. All employees of the Bank of Lancaster County who have attained the age of 18, have completed one year of service and worked at least 1,000 hours per year are eligible to participate in the Plan. Directors, as directors, are not eligible to participate in the Plan. Employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County participate only in the thrift incentive feature of the Plan.

     The Plan has two components, a thrift incentive feature and a performance incentive feature. Under the thrift incentive feature of the Plan, a participant may make voluntary contributions to the Plan each year of between two percent and six percent of compensation. The Bank of Lancaster County will make a matching contribution equal to 25% of each participant's voluntary contributions. Under the performance incentive feature of the Plan, the Bank of Lancaster County contributes to the Plan each year an amount determined by the Board of Directors on the basis of the achievement by the Bank of Lancaster County of certain performance objectives; contributions to the Plan may not exceed the amount which is deductible under the Internal Revenue Code. Contributions made by the Bank of Lancaster County to the Plan pursuant to the performance incentive feature are allocated to participants who are employees of Bank of Lancaster County in the same proportion that each participant's compensation bears to the aggregate compensation of all participants.

     Voluntary contributions to the Plan are fully vested at all times. Matching contributions and contributions made by the Bank of Lancaster County to the Plan vest at the rate of 20% per year for each year of service. In general terms, benefits under the Plan may be paid to participants upon retirement, termination of employment, disability or death. A participant may under certain circumstances make earlier withdrawals (to the extent of his interest in the Plan attributable to voluntary contributions made by him) upon a showing of financial hardship.

     The Plan was revised in 1987 for the purpose of adopting certain conforming amendments necessary in order to reflect the occurrence of the holding company reorganization. The Plan was again amended on March 8, 1988 and was approved by the shareholders at the 1988 Annual Meeting. In addition, on December 27, 1994 the Plan was amended by the Board of Directors to provide for employees to make their voluntary contributions on a pre-federal income tax basis commencing on January 1, 1995.

Pension Plan

     The Bank of Lancaster County Pension Plan (the Plan) is a qualified non-contributory defined benefit pension plan which provides retirement benefits to employees of the Bank of Lancaster County and to employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County. All employees who have completed one year of service, work at least 1,000 hours per year and who have attained the age of 21 are eligible to participate in the Plan. Directors, as directors, do not participate in the Plan. Employees become 100% vested upon the completion of five years of service.
Contributions to the Plan are made by the Bank of Lancaster County and are determined actuarially.

     Benefits under the Plan (which are not integrated with Social Security benefits) are based upon average monthly compensation (determined on the basis of the highest five consecutive years' base compensation preceding retirement) and years of credited service. For purposes of determining benefits payable under the Plan, the term "compensation" is defined to mean base salary only and does not include overtime pay or bonuses. Compensation paid to Messrs. Stefan, Moyer and Blank during 1994 and covered by the Plan was $150,000, $112,221, and $90,168, respectively. As of December 31, 1994, Messrs. Stefan, Moyer and Blank had accrued 15, 17 and 18 years of credited service, respectively, under the Plan for benefit accrual purposes.

     The following table indicates, for purposes of illustration, the approximate annual retirement benefit which would be payable under the Plan, in the form of a straight life annuity with 120 months' certain period, at age 65, under various assumptions as to average annual compensation and years of credited service. The benefit amounts set forth below are not subject to further deduction for Social Security or other offset amounts. Under the Internal Revenue Code of 1986, as amended, the maximum annual retirement benefit that may be paid in the form of a straight life annuity with 120 months' certain period under a qualified defined benefit plan such as the Plan is $108,296 (subject to adjustment based upon increases in the Consumer Price Index). In addition, salary in excess of $150,000 (effective for the year
1994) is disregarded in determining a participant's retirement benefit pursuant to regulations of the Internal Revenue Service.


              Average
               Annual
            Compensation                Years of Credited Service

                                 10            20          30           40
               $100,000        $15,000     $30,000     $45,000       $60,000
                125,000         18,750      37,500      56,250        75,000
                150,000         22,500      45,000      67,500        90,000
                175,000         22,500      45,000      67,500        90,000
                200,000         22,500      45,000      67,500        90,000
                225,000         22,500      45,000      67,500        90,000
                250,000         22,500      45,000      67,500        90,000
                275,000         22,500      45,000      67,500        90,000
                300,000         22,500      45,000      67,500        90,000

Employment Agreement

     In April of 1983 the Bank of Lancaster County entered into a five year employment agreement (the Employment Agreement) with John E. Stefan under the terms of which it engaged Mr. Stefan as its President and Chief Executive Officer. Unless previously terminated or unless notice of intention not to renew is given by either party, the Employment Agreement is subject to automatic renewal for additional terms of five years each. The Employment Agreement may be terminated by the Bank of Lancaster County: (i) without cause, in which case Mr. Stefan is entitled to receive his then current salary for the unexpired balance of the term of the Employment Agreement; or (ii) with cause, in which case Mr. Stefan's right to receive salary and benefits under the Employment Agreement terminates as of the effective date of termination. In the event of any change in control of Sterling Financial Corporation or the Bank of Lancaster County, the right of the Bank of Lancaster County to terminate the Employment Agreement without cause expires and the term of the Employment Agreement is extended automatically. The obligations of the Bank of Lancaster County under the Employment Agreement have been jointly and severally assumed by Sterling Financial Corporation.

Compensation of Directors

     The directors of Sterling Financial Corporation do not receive any additional compensation for their services as such, beyond the compensation paid to them as directors of the Bank of Lancaster County. Each member of the Board of Directors of the Bank of Lancaster County is paid an annual fee of $8,000 for his/her services as a director. This fee is based on attendance of at least 75% of the Board meetings held during a calendar year. If a director attends less than 75% of the Board meetings held, the director's fee would be reduced by $650 per meeting missed. In addition to the foregoing, each director is paid $250 for each meeting attended of a committee of which he or she is a member. Directors fees are not paid to directors who are also salaried officers of the Bank of Lancaster County.

Transactions with Directors and Executive Officers

     Some of the directors and executive officers of Sterling Financial Corporation and the companies with which they are associated were customers of and had banking transactions with the Bank of Lancaster County during 1994. All loans and commitments to loan made to such persons and to the companies with which they are associated were made in the ordinary course of bank business, on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with other persons, and did not involve more than a normal risk of collectibility or present other unfavorable features. It is anticipated that similar transactions will be entered into by the Bank of Lancaster County in the future.

     The contracting firm of Nauman Construction was paid $103,530 in 1994 in connection with construction, renovations and leasehold improvements at various offices of the Bank of Lancaster County. E. Glenn Nauman, a director of Sterling Financial Corporation and the Bank of Lancaster County, is Chairman of the Board and principal stockholder of Nauman Construction.

     The Bank of Lancaster County entered into a lease agreement (the Lease Agreement) in 1984 with High Properties, under the terms of which High Properties constructed and leased to the Bank of Lancaster County a building at 525 Greenfield Road, Lancaster, Pennsylvania. The building has been occupied since October of 1984 and serves as the administrative headquarters of Sterling Financial Corporation and the Bank of Lancaster County and as a branch office of the Bank of Lancaster County. The term of the lease is 15 years and is subject to renewal. The monthly rent is $10,574.26. Total rent payments of $126,891.12 were paid by the Bank of Lancaster County to High Properties during 1994 pursuant to the Lease Agreement. Calvin G. High, a director of Sterling Financial Corporation and the Bank of Lancaster County, is a partner in High Properties. Additionally, on October 29, 1992 the Bank of Lancaster County entered into a lease agreement with High Properties, under the terms of which High Properties leased to Bank of Lancaster County office space at 1858 Charter Lane, Suite 102, Lancaster, Pennsylvania. Occupancy took place January 18, 1993. The term of the lease was originally five (5) years. The lease was amended February 1,1994 in order to lease additional space. The term of the lease is four (4) years. Base rent for the entire term is $118,089.24. Total rent payments of $27,760.48 were paid by Bank of Lancaster County during 1994 pursuant to this Lease Agreement.

     High Associates, Ltd., a division of High Industries, Inc., was paid $8,953.73 in 1994 for various services performed. Calvin G. High, a director of Sterling Financial Corporation and the Bank of Lancaster County is Senior Vice President of High Industries.

     The Bank of Lancaster County entered into an agreement on August 13, 1993 with Oregon Pike Associates to purchase a parcel of land in Manheim Township, Lancaster, Pennsylvania. The purchase price was $1,550,000. At the time of the signing, $25,000 was paid on the agreement and on June 29, 1994 a final payment of $1,525,000 was made. An office building to house various functions of Bank of Lancaster County as well as branch office facilities is being constructed on this land. Calvin G. High, a director of Sterling Financial Corporation and Bank of Lancaster County, is a partner in Oregon Pike Associates.

     On June 28, 1994, the Bank of Lancaster County entered into an agreement with High Construction, Inc., a division of High Industries, Inc., to construct the above mentioned building for a fixed price contract amount of $5,599,800. This action was approved by the Board of Directors of the Bank of Lancaster County on June 28, 1994. Construction began in mid-1994 and will continue into 1995. The amount paid to High Construction during 1994 was $2,728,316. Calvin G. High, a director of Sterling Financial Corporation and the Bank of Lancaster County is Senior Vice President of High Industries.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Sterling Financial Corporation's directors, executive officers and shareholders owning in excess of ten (10) percent of the Corporation's outstanding equity stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Sterling Financial Corporation. Based solely on a review of copies of such reports received by it, the Corporation believes that all
Section 16(a) filing requirements applicable to its directors, executive officers and shareholders owning in excess of ten (10) percent were complied with in a timely fashion, except that one report covering two (2) transactions was inadvertently not timely filed by director E. Glenn Nauman.

RATIFICATION OF SELECTION OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of Sterling Financial Corporation has selected the firm of Trout, Ebersole & Groff as independent certified public accountants to audit the books, records and accounts of Sterling Financial Corporation and the Bank of Lancaster County for the year 1995, subject to ratification by vote of a majority of the shares of common stock represented at the 1995 Annual Meeting. Trout, Ebersole & Groff has served as independent certified public accountants for Sterling Financial Corporation and its predecessor, the Bank of Lancaster County, since 1979. In the event that the shareholders do not ratify the selection of Trout, Ebersole & Groff, the selection of independent certified public accountants will be reconsidered and made by the Board of Directors.

     A representative of Trout, Ebersole & Groff is expected to be present at the 1995 Annual Meeting and will be given an opportunity to make a statement if he should so desire and to be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Trout, Ebersole & Groff as independent certified public accountants for the fiscal year ending December 31, 1995.

ADDITIONAL INFORMATION

     A copy of the Annual Report of Sterling Financial Corporation on Form 10-K as filed with the Securities and Exchange Commission, including financial statements and financial statement schedules, is available without charge to shareholders upon written request addressed to Ronald L. Bowman, Vice President/Secretary, Sterling Financial Corporation, 525 Greenfield Road, P.O. Box 10608, Lancaster, Pennsylvania 17605-0608.

OTHER MATTERS

     The Board of Directors of Sterling Financial Corporation knows of no matters other than those discussed in this Proxy Statement which will be presented at the 1995 Annual Meeting. However, if any other matters are properly brought before the meeting, any Proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Sterling Financial Corporation.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            JOHN E. STEFAN
                                            Chairman of the Board,
                                            President and
                                            Chief Executive Officer
Lancaster, Pennsylvania
March 28, 1995